Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in a Registration Statement on Form F-2 of Elbit Vision Systems Ltd., (the "Company"), and into any other effective Registration Statements of the Company, of our report dated October 14, 2004, of our audit of Scanmaster System (IRT) Inc. as of December 31, 2003 and 2002, and for the year then ended, which report is included in the Elbit Vision Systems Ltd., Report on Form 6-K for the month of October 2004, filed with the Securities and Exchange Commission on October 28, 2004.

Nashua, New Hanfshire	BRAYMAN,HOULE, KEATING & ALBRIGHT, PLLC
October 28, 2004